    As filed with the Securities and Exchange Commission on October 27, 2000

                                                    Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        --------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        --------------------------------

                                      IXIA
             (Exact name of registrant as specified in its charter)

                   CALIFORNIA                           95-4635982
         State or other jurisdiction of              (I.R.S. Employer
         incorporation or organization)             Identification No.)
             26601 WEST AGOURA ROAD

              CALABASAS, CALIFORNIA                        91302
    (Address of Principal Executive Offices)            (Zip Code)


                        --------------------------------

                             1997 STOCK OPTION PLAN
                           DIRECTOR STOCK OPTION PLAN
                          EMPLOYEE STOCK PURCHASE PLAN
                        WARRANTS TO PURCHASE COMMON STOCK
                            (Full title of the plans)

                        --------------------------------

                                 ERROL GINSBERG
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                      IXIA
                             26601 WEST AGOURA ROAD
                           CALABASAS, CALIFORNIA 91302
                                 (818) 871-1800
            (Name, address and telephone number of agent for service)

                        --------------------------------

                                    Copy to:
                            KATHERINE F. ASHTON, ESQ.
                                 BRYAN CAVE LLP
                             120 BROADWAY, SUITE 300
                         SANTA MONICA, CALIFORNIA 90401

                        --------------------------------

=======================================================================================================================

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================
            Title of                               Amount           Proposed            Proposed           Amount
           Securities                             of Shares          Maximum            Maximum              of
             to be                                  to be        Offering Price        Aggregate        Registration
           Registered                            Registered         per Share        Offering Price          Fee
---------------------------------------------- ---------------- ------------------ ------------------- ----------------
1997 Stock Option Plan,
                                                            (1)               2)                  (2)
Common Stock, without par value                   14,300,000         $21.46875        $307,003,125           $81,049

---------------------------------------------- ---------------- ------------------ ------------------- ----------------
Director Stock Option Plan,
                                                            (1)               (2)                 (2)
Common Stock, without par value                      200,000         $21.46875          $4,293,750            $1,134

---------------------------------------------- ---------------- ------------------ ------------------- ----------------
Employee Stock Purchase Plan,
                                                            (1)               (1)                 (2)
Common Stock, without par value                      300,000         $21.46875          $6,440,625            $1,701

---------------------------------------------- ---------------- ------------------ ------------------- ----------------
Warrants to Purchase Common Stock,
                                                            (1)
Common Stock, without par value                       80,000          $7.00               $560,000              $148

---------------------------------------------- ---------------- ------------------ ------------------- ----------------

                                                                         Total Registration Fee              $84,032
                                                                                                              ======

-----------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement also covers such additional shares of Common Stock as may be issuable pursuant to anti-dilution provisions of these plans. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the 1997 Stock Option Plan, the Director Stock Option Plan, the Employee Stock Purchase Plan and the Warrants by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the amount of the registration fee on the basis of the average of the high and low reported sale prices of a share of the Registrant's Common Stock on October 26, 2000, as reported by The Nasdaq Stock Market.

(3) Represents shares of the Registrant's Common Stock issuable upon the exercise of Warrants to purchase 80,000 shares of the Registrant's Common Stock at an exercise price of $7.00 per share.

--------------------------------------------------------------------------------




                                      (i)

PART I.           INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

                  The documents containing the information specified in Items 1 and 2 of Part I of Form S-8 will be sent or given to plan participants as specified in Rule 428(b)(1) and, in accordance with the instructions to Part I, are not filed with the Commission as part of this Registration Statement.

PART II.          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents and information previously filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, are hereby incorporated by reference and shall be deemed to be a part hereof:

                  Item 3(a)

                           The Registrant's Prospectus filed with the Commission on October 18, 2000 pursuant to Rule 424(b), as such Prospectus may be amended or supplemented. The Prospectus was filed in connection with the Registrant's Registration Statement on Form S-1, as amended (Reg. No. 333-42678).

                  Item 3(b)

                           None.

                  Item 3(c)

                           Item 1 of the Registrant's Registration Statement on Form 8-A (Registration No. 000-31523) as filed with the Commission on September 13, 2000 pursuant to
                           Section 12 of the Securities Exchange Act of 1934.

                  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

ITEM 4.    DESCRIPTION OF SECURITIES.

                  Not Applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  The validity of the shares of the Registrant's Common Stock registered hereunder will be passed upon for the Registrant by Bryan Cave LLP, Santa Monica, California. Ronald W. Buckly, who is of counsel to Bryan Cave LLP, is the Registrant's Corporate Secretary and beneficially owns 898,000 shares of the Registrant's outstanding shares of Common Stock, of which 84,375 shares are subject to vesting requirements related to his continuing to serve as the Registrant's Corporate Secretary.

In addition, several members and employees of Bryan Cave LLP hold a total of approximately 6,500 shares of the Registrant's outstanding shares of Common Stock.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Section 317 of the California Corporations Code provides that a corporation may indemnify corporate "agents" (including directors, officers and employees of the corporation) against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with defending non-derivative actions if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful, and against expenses actually and reasonably incurred in connection with defending derivative actions if such person acted in good faith and in a manner such person believed to be in the best interests of the corporation and its shareholders. Indemnification is obligatory to the extent that an agent of a corporation has been successful on the merits in defense of any such proceeding against such agent, but otherwise may be made only upon a determination in each instance either by a majority vote of a quorum of the Board of Directors (other than directors involved in such proceeding), by independent legal counsel if such a quorum of directors is not obtainable, by the shareholders (other than shareholders to be indemnified), or by the court, that indemnification is proper because the agent has met the applicable statutory standards of conduct. Corporations may also advance expenses incurred in defending proceedings against corporate agents, upon receipt of an undertaking that the agent will reimburse the corporation unless it is ultimately determined that the agent is entitled to be indemnified against expenses reasonably incurred.

                  The indemnification provided by Section 317 of the California Corporations Code is not deemed to be exclusive of any other rights to which agents of a corporation seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent such additional rights are authorized in the articles of the corporation. Article V of the Registrant's Amended and Restated Articles of Incorporation, as amended, authorizes the Registrant to provide for indemnification of its agents for breach of duty to the Registrant and its shareholders, through bylaw provisions or through agreements with such agents, or both, in excess of the indemnification otherwise permitted by Section 317, subject to the limits on such excess indemnification set forth in Section 204 of the California General Corporation Law.

                  Article VI of the Registrant's Bylaws provides for the indemnification of all past and current directors and executive officers to the maximum extent and in the manner permitted by Section 317. Additionally, the Registrant has entered into indemnity agreements with its directors and executive officers under which the Registrant has undertaken to indemnify each such agent to the fullest extent permitted by its Amended and Restated Articles of Incorporation, as amended, Bylaws and applicable law against all expenses, liability and loss (which are not paid by insurance or otherwise by the Registrant) reasonably incurred or suffered by such agent in connection with the defense of any action or proceeding to which the agent was or is a party or is threatened to be made a party by reason of conduct in his capacity as an officer or director, or in which the agent is or may be involved by reason of the fact that he is or was serving as an officer or director of the Registrant, not including actions brought for violation of Section 16 of the Securities Exchange Act of 1934 or for failure to qualify for an exemption under Section 4 of the Securities Act of 1933.

                  The Registrant also maintains on behalf of its directors and officers liability insurance for certain losses arising from claims or charges made against them while acting in their capacities as directors and executive officers of the Registrant.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

                  Not Applicable.

ITEM 8.  EXHIBITS.

Exhibit
Number
-------

     4.1 1997 Stock Option Plan, as amended, including forms of stock option agreements,(1) and Amendment No. 4 thereto dated September 1, 2000(2)
     4.2  Director Stock Option Plan(3)
     4.3  Employee Stock Purchase Plan(4)
     4.4 Warrants dated August 2, 2000 to purchase 80,000 shares of the Registrant's Common Stock issued to Robert W. Bass(5)
     5.1  Opinion of Bryan Cave LLP
     23.1 Consent of PricewaterhouseCoopers LLP
     23.2 Consent of Bryan Cave LLP (included in Exhibit 5.1)
     24.1 Power of Attorney (see page 5 of this Registration Statement)


(1) Incorporated by reference to Exhibit 10.1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-42678) filed with the Commission on July 31, 2000.

(2) Incorporated by reference to Exhibit 10.1.1 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-42678) filed with the Commission on September 5, 2000.

(3) Incorporated by reference to Exhibit 10.2 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-42678) filed with the Commission on September 5, 2000.

(4) Incorporated by reference to Exhibit 10.3 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-42678) filed with the Commission on September 5, 2000.

(5) Incorporated by reference to Exhibit 10.15 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-42678) filed with the Commission on September 5, 2000.

ITEM 9.    UNDERTAKINGS.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CALABASAS, STATE OF CALIFORNIA, ON OCTOBER 27, 2000.

                                 IXIA

                                 By:      /s/ ERROL GINSBERG
                                    --------------------------------------------
                                          Errol Ginsberg,
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Errol Ginsberg and Thomas B. Miller, or either of them, his attorneys-in-fact and agents, each with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do so and perform each and every act and thing requisite and necessary to be done in connection with this Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that either of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                   Signature                                          Title                             Date
                   ---------                                          -----                             ----

                                                  Director, President and Chief Executive
                                                  Officer (Principal Executive
      /s/ ERROL GINSBERG                          Officer)                                       October  27, 2000
--------------------------------------------
         Errol Ginsberg

                                                  Chief Financial Officer (Principal
                                                  Financial Officer
      /s/ THOMAS B. MILLER                        and Principal Accounting Officer)              October  27, 2000
--------------------------------------------
         Thomas B. Miller

      /s/ JEAN-CLAUDE ASSCHER                     Chairman of the Board of Directors             October  27, 2000
--------------------------------------------
         Jean-Claude Asscher

      /s/ ROBERT W. BASS                          Director                                       October  27, 2000
--------------------------------------------
         Robert W. Bass

                                                  Director                                       October     , 2000
----------------------------------------
         Howard Oringer


      /s/ JON F. RAGER                            Director                                       October  27, 2000
--------------------------------------------
         Jon F. Rager

                                INDEX TO EXHIBITS

                                                                                                    Sequentially
Exhibit                                                                                               Numbered
Number                     Exhibit                                                                      Page
------                     -------                                                                     ------

    4.1       1997  Stock  Option  Plan,  as  amended,   including   forms  of  stock  option
              agreements,(1) and Amendment No.  4 thereto dated September 1, 2000(2)

    4.2       Director Stock Option Plan(3)

    4.3       Employee Stock Purchase Plan(4)

    4.4 Warrants dated August 2, 2000 to purchase 80,000 shares of the Registrant's Common Stock issued to Robert W. Bass(5)

    5.1       Opinion of Bryan Cave LLP

   23.1       Consent of PricewaterhouseCoopers LLP

   23.2       Consent of Bryan Cave LLP (included in Exhibit 5.1)

   24.1       Power of Attorney (see page 5 of this Registration Statement)



(1) Incorporated by reference to Exhibit 10.1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-42678) filed with the Commission on July 31, 2000.

(2) Incorporated by reference to Exhibit 10.1.1 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-42678) filed with the Commission on September 5, 2000.

(3) Incorporated by reference to Exhibit 10.2 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-42678) filed with the Commission on September 5, 2000.

(4) Incorporated by reference to Exhibit 10.3 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-42678) filed with the Commission on September 5, 2000.

(5) Incorporated by reference to Exhibit 10.15 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-42678) filed with the Commission on September 5, 2000.